Certain identified information has been redacted from this document because it is both not material and would be competitively harmful if publicly disclosed

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EXECUTION VERSION

TERMINATION AND ASSET PURCHASE AGREEMENT

THIS TERMINATION AND ASSET PURCHASE AGREEMENT (this "***Agreement***") is made and entered into as of December 3 , 2020 (the "***Effective Date***"), by and between Butamax Advanced Biofuels LLC, a Delaware limited liability company ("***Butamax***"), and Highwater Ethanol LLC, a Minnesota limited liability company ("***Highwater***" and together with Butamax, each a "***Party***" and collectively the "***Parties***").

Background

A. Butamax and Highwater entered into the Easement for Construction and Process Demonstration Agreement, dated September 26, 2013 (the "***Easement Agreement***"), pursuant to which Highwater permitted Butamax and its agents to construct, install, optimize and demonstrate new technologies, including the technology and equipment for feedstock processing and recovery of corn oil and separation of solids described in Exhibit A attached hereto (the "***Butamax Unit***"), at Highwater's plant located in Lamberton, Minnesota (the "***Facility***").

B. Simultaneous with the Easement Agreement, Butamax and Highwater entered into (i) the Equipment Lease Agreement, dated September 26, 2013 (the "***Lease Agreement***"), and the Security Agreement, dated September 26, 2013 (the "***Security Agreement***"), pursuant to which Butamax leased the Butamax Unit to Highwater and acquired a security interest in the Butamax Unit and other specific components thereof to secure Highwater's obligations under the Easement Agreement, the Lease Agreement, the License Agreement (as defined below) and the Risk Reduction Agreement (as defined below); (ii) the Technology License Agreement, dated September 26, 2013 (the "***License Agreement***"), pursuant to which Butamax licensed to Highwater its technical information, patents and patent applications set forth on Exhibit 1 to the License Agreement and any related know-how in, and patents that cover, the inventions related thereto (collectively, the "***Licensed Intellectual Property***"), for the production of ethanol and Butamax-licensed isobutanol through operation of the Butamax Unit; and (iii) the Technology Demonstration and Risk Reduction Agreement, dated September 26, 2013 (the "***Risk Reduction Agreement***"), pursuant to which, among other matters, Highwater granted to Butamax certain rights to information related to Highwater's business and financial performance and to participate in a sale of equity interests of Highwater or other financing investments by Highwater.

C. Butamax desires to transfer and sell the Butamax Unit to Highwater and to extend the term of the license granted to Highwater under the License Agreement for Highwater's continued use of the Licensed Intellectual Property in its operations, and Highwater desires to purchase the Butamax Unit and to continue licensing the Licensed Intellectual Property for use in its operations.

D. The Parties desire to (i) amend the License Agreement, (ii) terminate each of the Easement Agreement, the Lease Agreement and the Risk Reduction Agreement (collectively, the "***Existing Agreements***"), and (iii) provide for the transfer of the Butamax Unit to Highwater and terminate Butamax's security interest therein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I.
TERMINATION OF EXISTING AGREEMENTS; AMENDMENTS TO LICENSE AGREEMENT; PURCHASE AND SALE OF BUTAMAX UNIT

1.1 Termination of Existing Agreements. Effective as of the Effective Date, each of the Existing Agreements is terminated and neither Highwater nor Butamax will have any further rights or obligations thereunder; *provided, however*, that the Parties agree and acknowledge that:

(a) any provisions of the Existing Agreements which are expressly stated in such Existing Agreements to survive the termination thereof will continue in full force and effect in accordance with their respective terms; and

(b) Section 21 of the Lease Agreement and Section 8 of the Risk Reduction Agreement will continue in full force and effect indefinitely.

1.2 Amendments to License Agreement. Effective as of the Effective Date, the License Agreement continues in effect and is amended as follows:

(a) Section 2.1 is amended to read in its entirety as follows:

"**2.1 Nonexclusive License**. Subject to the terms hereof, as of the Effective Date and for the License Term, BUTAMAX hereby grants to HIGHWATER a perpetual, nonexclusive, royalty-free and revocable license under BUTAMAX Intellectual Property."

(b) Section 5.4 is amended to read in its entirety as follows:

"**5.4 Term of Confidentiality**. The obligations imposed by this Article shall terminate upon any termination or expiration of this License Agreement except that, in the case of Technical Information, such obligations will remain with respect to trade secrets until such information becomes publicly available through no fault of HIGHWATER."

(c) Section 14.1 is amended to read in its entirety as follows:

"**14.1 Term**. The license granted under this License Agreement shall be effective as of Effective Date, and shall remain in effect until expiration of the last to expire of the Patents unless earlier terminated in accordance with the provisions of this Agreement."

(d) The following Sections and Articles are deleted in their entirety and of no further force or effect:

(i) Sections 2.4, 3.1, 3.2, 6.1, 7.1, 14.5 and 16.10;

(ii) the first paragraph of Section 2.9; and

(iii) Article 13.

1.3 Effective Date of the License Agreement. Notwithstanding anything to the contrary in Section 1.2, the capitalized term "**Effective Date**" in the License Agreement continues to have the definition set forth therein.

1.4 Purchase and Sale of Butamax Unit. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), Highwater will purchase from Butamax, and Butamax will sell, assign and transfer to Highwater, free and clear of any and all encumbrances, liens, charges, claims, or security interests of every kind (collectively, "***Encumbrances***"), all of Butamax's right, title, and interest in and to the Butamax Unit as described in Exhibit A attached hereto (but excluding any intellectual property) (the "***Purchased Assets***").

ARTICLE II.
CONSIDERATION

2.1 Consideration. As consideration for the amendment of the License Agreement and the purchase of the Purchased Assets as set forth in herein, Highwater will pay to Butamax, in accordance with Section 2.2, an aggregate amount equal to [***], which consists of the following:

(a) a license fee for the amendment of the License Agreement equal to [***] (the "***License Fee***"); and

(b) a purchase price for the Purchased Assets equal to [***] (together with the License Fee, the "***Purchase Price***").

2.2 Payment of Purchase Price. At the Closing, Highwater will pay to Butamax the Purchase Price by wire transfer of immediately available funds to an account designated in writing by Butamax at least three (3) business days prior to the Closing Date.

2.3 Closing. The consummation of the purchase and sale of the Purchased Assets as contemplated by this Agreement (the "***Closing***") will take place remotely via the exchange of documents and signatures on the Effective Date, or on such other date as Highwater and Butamax may mutually agree upon, orally or in writing (the "***Closing Date***").

2.4 Closing Deliveries.

(a) At the Closing, Butamax will deliver to Highwater:

(i) a bill of sale in the form attached hereto as Exhibit B (the "***Bill of Sale***") executed by Butamax and effective as of the Closing Date;

(ii) a termination of security agreement in the form attached hereto as Exhibit C (the "***Termination of Security Agreement***") executed by Butamax and effective as of the Closing Date; and

(iii) such other bills of sale, assignments, documents and other instruments of transfer and conveyance as may reasonably be requested by Highwater to evidence the sale of the Purchased Assets by Butamax to Highwater, each in form and substance reasonably satisfactory to Highwater and its legal counsel.

(b) At the Closing, Highwater will deliver to Butamax, the Termination of Security Agreement executed by Highwater.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE BUTAMAX

Butamax represents and warrants to Highwater as follows:

3.1 Organization. Butamax is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

3.2 Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Butamax enforceable against Butamax in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or (b) general principles of equity, whether considered in a proceeding in equity or at law (the foregoing clauses (a) and (b) being the "***Bankruptcy and Equity Exceptions***"). Upon the execution and delivery by Butamax of each of the Bill of Sale and the Termination of Security Agreement, each such agreement will constitute the legal, valid, and binding obligation of Butamax, enforceable against Butamax in accordance with its terms.

3.3 Authority. Butamax has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement, the Bill of Sale and the Termination of Security Agreement and to perform its obligations hereunder and thereunder, and such actions have been duly authorized by all necessary action of Butamax's members and board of managers.

3.4 No Conflict. Neither the execution or delivery of this Agreement, the Bill of Sale or the Termination of Security Agreement by Butamax nor the consummation or performance by Butamax of any of the transactions or its obligations contemplated hereby or thereby, shall, directly or indirectly (with or without notice or lapse of time or both): (a) breach or conflict with any provision of Butamax's limited liability company agreement or certificate of formation; (b) result in the imposition or creation of any Encumbrance upon or with respect to the Purchased Assets; (c) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Butamax or any of the Purchased Assets; or (d) breach any provision of, or give any person the right to declare a default or exercise any remedy under, or to cancel, terminate or modify, any contract, agreement, instrument, lease, license, arrangement, or understanding to which Butamax is a party or to which any of the Purchased Assets may be subject.

3.5 No Other Representations and Warranties. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III, THE PURCHASED ASSETS ARE BEING SOLD, ASSIGNED AND TRANSFERRED TO HIGHWATER IN USED CONDITION, ON AN "AS IS, WHERE IS" BASIS AND "WITH ALL

FAULTS" AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE PURCHASED ASSETS OR ANY COMPONENTS THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND BUTAMAX SPECIFICALLY DISCLAIMS ANY SUCH REPRESENTATIONS AND WARRANTIES.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF HIGHWATER

Highwater hereby represents and warrants to Butamax as follows:

4.1 Organization. Highwater is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

4.2 Enforceability. This Agreement constitutes the legal, valid, and binding obligation of Highwater enforceable against Highwater in accordance with its terms, except as enforceability may be limited by the Bankruptcy and Equity Exceptions. Upon the execution and delivery by Highwater of the Termination of Security Agreement, such agreement will constitute the legal, valid, and binding obligation of Highwater, enforceable against Highwater in accordance with its terms.

4.3 Authority. Highwater has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Termination of Security Agreement and to perform its obligations hereunder and thereunder, and such actions have been duly authorized by all necessary action of Highwater's members and managers.

4.4 No Conflict. Neither the execution or delivery of this Agreement or the Termination of Security Agreement by Highwater nor the consummation or performance by Highwater of any of the transactions or its obligations contemplated hereby or thereby, shall, directly or indirectly (with or without notice or lapse of time or both): (a) breach or conflict with any provision of Highwater's articles of organization, operating agreement or other governing document(s); (b) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Highwater or any of its properties or assets; or (c) breach any provision of, or give any person the right to declare a default or exercise any remedy under, or to cancel, terminate or modify, any contract, agreement, instrument, lease, license, arrangement, or understanding to which Highwater is a party or to which any of its assets may be subject.

ARTICLE V.
COVENANTS; RELEASE

5.1 Further Assurances. The Parties will cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement, and will (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and transactions contemplated hereunder.

5.2 Release. Effective as of the Closing Date, Highwater, for itself and its successors and assigns, hereby releases and forever discharges Butamax and its members, managers, agents, officers, employees, agents, representatives, successors and assigns (together with Butamax, collectively, the "***Butamax Group***") of and from any and all claims, demands, proceedings, causes of action, orders, losses, damages, costs, expenses (including reasonable attorneys' fees) and liabilities whatsoever (each a "***Claim***" and collectively, the "***Claims***"), both at law and in equity, whether known or unknown, suspected or unsuspected, which Highwater now has or ever had against the Butamax Group or any member thereof arising out of the Easement Agreement, the Lease Agreement, the License Agreement, the Security Agreement or the Risk Reduction Agreement or any matter related thereto; provided, however, that this Section 5.2 will not apply to any Claims (a) arising under the indemnification obligations of Butamax in the Existing Agreements which are expressly stated in such Existing Agreements to survive the termination thereof or (b) arising under the License Agreement, as amended hereby, after the Closing Date.

5.3 Release. Effective as of the Closing Date, Butamax, for itself and its successors and assigns, hereby releases and forever discharges Highwater and its members, managers, agents, officers, employees, agents, representatives, successors and assigns (together with Highwater, collectively, the "***Highwater Group***") of and from any and all claims, demands, proceedings, causes of action, orders, losses, damages, costs, expenses (including reasonable attorneys' fees) and liabilities whatsoever (each a "***Claim***" and collectively, the "***Claims***"), both at law and in equity, whether known or unknown, suspected or unsuspected, which Butamax now has or ever had against the Highwater Group or any member thereof arising out of the Easement Agreement, the Lease Agreement, the Security Agreement or the Risk Reduction Agreement or any matter related thereto; provided, however, that this Section 5.3 will not apply to any Claims arising under the indemnification obligations of Highwater in the Existing Agreements which are expressly stated in such Existing Agreements to survive the termination thereof.

ARTICLE VI.
SURVIVAL; INDEMNIFICATION

6.1 Survival. All representations, warranties, covenants and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing and the consummation of the transactions contemplated hereby and thereby. In the event either Party breaches any of its representations, warranties, covenants or obligations under this Agreement, the other party will be free to pursue such remedies as may be available to it under this Agreement, at law or in equity.

6.2 Indemnification. Highwater will indemnify, defend and hold harmless each member of the Butamax Group, and reimburse each of the foregoing for, any and all losses, liabilities, claims, damages, and expenses (including costs of investigation and defense and reasonable attorneys' fees) (individually, a "***Loss***" and collectively, "***Losses***") incurred, sustained or suffered by any member of the Butamax Group as a result of, arising out of or relating to the ownership or operation of the Purchased Assets after the Closing Date.

ARTICLE VII.
MISCELLANEOUS

7.1 Expenses. Except as otherwise provided herein, each Party will pay its respective expenses and costs incident to the preparation, negotiation, execution and performance of this Agreement.

7.2 Waiver. No waiver by either Party hereto of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement will be deemed or construed as a further or continuing waiver of such condition or breach or waiver of any other or subsequent condition or the breach of any other term, covenant, representation or warranty contained in this Agreement.

7.3 Severability. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the Parties, it will be deemed stricken and the remainder of the Agreement will remain in full force and effect.

7.4 Notices. Any notice, request or other document to be given hereunder to any Party by any other Party will be in writing and will be deemed received (a) when actually received by the Party to be notified if personally delivered or delivered by a nationally recognized overnight delivery service, (b) when receipt is acknowledged if delivered by electronic mail, or (c) upon the expiration of the third business day after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed to the address listed below the applicable Party's signature to this Agreement. Any Party may change the address to which notices hereunder are to be sent by giving written notice of such change of address as provided above.

7.5 Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to principles of conflicts of laws. This Agreement will be subject to the jurisdiction of the state and Federal courts of the State of Delaware and all parties hereby irrevocably submit to the jurisdiction of such courts with respect to any claim arising out of or in connection with this Agreement. With respect to any litigation arising out of this Agreement, the parties expressly waive any right they may have to a jury trial and agree that any such litigation will be tried by a judge without a jury.

7.6 Assignment; Binding Agreement. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns. Any non-complying assignment or delegation of duties will be void and of no force or effect.

7.7 Entire Agreement; Amendments; Conflicts. This Agreement, including the Exhibits attached hereto, and the instruments and documents delivered pursuant to this Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter of this Agreement. This Agreement may only be amended, supplemented or modified by written instrument executed by the Parties. In the event of any

conflict between the provisions of this Agreement and the Bill of Sale or the Termination of Security Agreement, the terms and conditions of this Agreement will govern.

7.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute the same Agreement.

7.9 Interpretation. The section and article headings contained in this Agreement are for reference purposes only and will not affect the interpretation of this Agreement. This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party will not apply to any construction or interpretation hereof.

[Remainder of page left blank; Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination and Asset Purchase Agreement to be executed by their duly authorized representatives as of the date first above written.

BUTAMAX ADVANCED BIOFUELS LLC

By: Zachary Conrad

Name: Zachary Conrad

Title: Chief Financial Officer

Address for notice:

DuPont Experimental Station, Building 268

Wilmington, DE 19880

with a copy to:

HIGHWATER ETHANOL LLC

By: [signature]

Name: Lucas Schneider

Title: Chief Financial Officer

Address for notice:

24500 US Highway 14 PO Box 96

Lamberton MN 56152

with a copy to:

EXHIBIT A

<u>Butamax Unit</u>

[***]

EXHIBIT B

<u>Form of Bill of Sale</u>

[*See attached.*]

BILL OF SALE

1. Sale and Transfer of Purchased Assets. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 1.4 of the Termination and Asset Purchase Agreement, dated December ___, 2020 (the "***Purchase Agreement***"), by and between Butamax Advanced Biofuels LLC, a Delaware limited liability company ("***Butamax***"), and Highwater Ethanol LLC, a Minnesota limited liability company ("***Highwater***"), Butamax hereby sells, assigns and transfers to Highwater, effective as of 11:59 p.m., Eastern Standard Time, on the date hereof (the "***Effective Time***"), all of Butamax's right, title and interest in and to all of the Purchased Assets, as defined in the Purchase Agreement.

2. Terms of the Purchase Agreement. The terms of the Purchase Agreement relating to the Purchased Assets are incorporated herein by this reference. Butamax acknowledges and agrees that the representations, warranties, covenants and agreements contained in the Purchase Agreement are not superseded hereby but will remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement will govern.

3. No Representations and Warranties. **EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III OF THE PURCHASE AGREEMENT, THE PURCHASED ASSETS ARE BEING SOLD, ASSIGNED AND TRANSFERRED TO HIGHWATER IN USED CONDITION, ON AN "AS IS, WHERE IS" BASIS AND "WITH ALL FAULTS" AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE PURCHASED ASSETS OR ANY COMPONENTS THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND BUTAMAX SPECIFICALLY DISCLAIMS ANY SUCH REPRESENTATIONS AND WARRANTIES.**

4. Governing Law. This instrument will be governed by and construed under the laws of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law.

IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale to be executed by its duly authorized representative as of the 3 day of December, 2020.

BUTAMAX ADVANCED BIOFUELS LLC

By: Zachary Conrad

Name: Zachary Conrad
Title: Chief Financial Officer

37612419

EXHIBIT C

<u>Form of Termination of Security Agreement</u>

[*See attached.*]

TERMINATION OF SECURITY AGREEMENT

This TERMINATION OF SECURITY AGREEMENT (this "***Termination***") is made and entered into as of the 3rd day of December, 2020, by and between Highwater Ethanol LLC, a Minnesota limited liability company ("***Highwater***"), and Butamax Advanced Biofuels LLC, a Delaware limited liability company ("***Butamax***").

RECITALS

WHEREAS, Highwater and Butamax entered into that certain Security Agreement, dated September 26, 2013 (the "***Security Agreement***"), pursuant to which Highwater granted to Butamax a security interest in all of the currently existing and thereafter acquired (including by expansions or replacements) property detailed in Exhibit A to the Security Agreement, together with the proceeds therefrom and all parts, repairs, improvements and accessions thereto (all of the foregoing, the "***Collateral***");

WHEREAS, Highwater and Butamax have entered into that certain Termination and Asset Purchase Agreement, dated even herewith (the "***Purchase Agreement***"), pursuant to which Butamax has agreed to sell, assign and transfer the Collateral to Highwater; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Highwater and Butamax desire to terminate the Security Agreement and the security interest in the Collateral granted to Butamax thereunder.

NOW, THEREFORE, for and in consideration of the recitals set forth above, the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Termination of Security Agreement. Effective as of the Closing Date, Butamax and Highwater hereby terminate the Security Agreement in its entirety (the "***Termination***"). The Termination fully releases both parties from any and all obligations under the Security Agreement and fully extinguishes any and all rights of either party to enforce the Security Agreement or to assert any claim with respect to the Security Agreement.

2. Termination of Security Interest in Collateral. As a result of the Termination, Highwater and Butamax agree and acknowledge that the security interest in the Collateral that was granted to Butamax under the Security Agreement is released in its entirety, terminated and of no further force and effect.

3. UCC-3 Termination Statements. Butamax agrees to file UCC-3 Termination Statements in all applicable filing offices reflecting the foregoing termination of Butamax's security interest in the Collateral.

IN WITNESS WHEREOF, the parties hereto have caused this Termination of Security Agreement to be executed by their duly authorized representatives as of the date first above written.

BUTAMAX ADVANCED BIOFUELS LLC

By: Zachary Conrad

Name: Zachary Conrad

Title: Chief Financial Officer

HIGHWATER ETHANOL LLC

By: Lucas Schneider

Name: Lucas Schneider

Title: Chief Financial Officer